UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): April 18, 2007

Decorize, Inc.
(Exact Name of Registrant as Specified in its Charter)

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Delaware	001-31260	43-1931810
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

1938 East Phelps, Springfield, Missouri 65802
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:    (417) 879-3326

Not Applicable
Former name of address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2007, the Board of Directors of Decorize, Inc. (“Decorize”) received a letter from the American Stock Exchange LLC (“AMEX”) indicating that AMEX intends to file a delisting application with the Securities and Exchange Commission in order to remove Decorize’s common stock from the exchange. According to the April 12 letter, the staff at AMEX has determined that Decorize has failed to regain compliance with Section 1003(a)(i) of the AMEX Company Guide as of March 29, 2007, and that Decorize has fallen out of compliance with certain additional continued listing standards.

Decorize previously received notice from AMEX on October 3, 2005 advising Decorize that, based upon a review of its Annual Report on Form 10-KSB for the year ended June 30, 2005, Decorize was not in compliance with Section 1003(a)(i) of the AMEX Company Guide. Decorize’s non-compliance had arisen from its failure to maintain a minimum of $2,000,000 in stockholders’ equity and its experiencing losses from continuing operations and/or net losses in at least two out of its last three fiscal years as of the time of the October 2005 notice. In response, Decorize submitted a plan of compliance with AMEX, which AMEX accepted on December 16, 2005. The terms of AMEX’s acceptance granted Decorize an extension of time to regain compliance with the continued listing standards of AMEX. The targeted completion date for the plan of compliance was March 29, 2007.

The letter received from AMEX on April 12, 2007 was based on the determination of the AMEX staff, based upon a review of Decorize’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2006, that Decorize failed to regain compliance with Section 1003(a)(i) by the March 29, 2007 completion date. In addition, the letter indicated that Decorize had fallen out of compliance with Section 1003(a)(ii), because it has not maintained stockholders’ equity in excess of $4,000,000 and has sustained losses from continuing operations in three of the prior four most recent fiscal years. Finally, AMEX has alleged that Decorize is not in compliance with Section 1003(f)(iv) because of an outstanding balance of annual listing fees that AMEX claims is owed for the current year.

Decorize’s Board of Directors has determined not to appeal the AMEX staff’s determination of non-compliance and initiation of delisting proceedings. Based on communications with AMEX’s staff, Decorize anticipates that the listing of its common stock on AMEX will be suspended no later than April 27, 2007. After formal delisting, Decorize will initiate steps to have its common stock quoted for trading on the Over-The-Counter Bulletin Board.

Item 7.01 Regulation FD Disclosure.

On April 18, 2007, Decorize issued a press release disclosing its receipt of the AMEX notice and noting that it was not in compliance with AMEX’s continued listing standards. A copy of the press release, which is attached as Exhibit 99.1 hereto, is being furnished with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated April 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORIZE, INC.

Date: April 18, 2007	By:	/s/ Stephen R. Crowder
Name: Stephen R. Crowder
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 18, 2007.